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                                                                   EXHIBIT 10.22

                              CONSULTING AGREEMENT

      This Consulting Agreement ("Agreement") is entered into as of April 27, 2004, by and between Peter Y. Atkinson ("Consultant") and Hollinger International Inc. (the "Company") (together, the "Parties").

      WHEREAS, Consultant has held the office of Executive Vice President of the Company; and

      WHEREAS, as of the date hereof, the Board of Directors of the Company has accepted the Consultant's resignation as an officer of the Company, and such resignation has become effective; and

      WHEREAS, in his capacity as Executive Vice President of the Company, Consultant has gained invaluable and irreplaceable knowledge about the Company and its operations, including knowledge regarding the Company's relationship and negotiations with CanWest Global Communications Corp. ("CanWest"); and

      WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders that Consultant's services be retained to permit the interim President and Chief Executive Officer to avail himself of Consultant's knowledge and experience.

      NOW, THEREFORE, the Parties have agreed as follows:

1. Duties of Consultant. Consultant is hereby engaged by the Company to assist the Chief Executive Officer of the Company with respect to the Company's ongoing relationship with CanWest, and to perform such other functions and tasks as assigned by the Chief Executive Officer of the Company from time to time. Consultant will act as an independent contractor in the performance of his duties under this Agreement. Consultant shall have the discretion, in consultation with the Company's Chief Executive Officer, to determine the manner and means by which he shall perform his duties, the hours of work, and when and where such services are to be performed.

2. Term. This Agreement shall be in effect from April 27, 2004, until February 28, 2005, unless earlier terminated by either party as set forth below (the "Term").

3. Compensation. In consideration for services rendered by Consultant, the Consultant shall be paid at the rate of US$30,000 per month.

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4. Stock Options.

      A. Notwithstanding anything to the contrary in any option plan or agreement pursuant to which Consultant has been granted stock options:

            1. Until and through April 30, 2004, Consultant shall be entitled to exercise any and all of his options to purchase Company stock that are fully vested on the date hereof (the "Vested Options"). Thereafter, the Vested Options may not be exercised.

            2. The Company shall take all actions necessary to permit continued vesting during the Term of any unvested stock options previously granted to Consultant by the Company that would have vested during the Term but for Consultant's resignation (the "Continuing Options").

            3. The Company shall take all actions necessary to vest any unvested Continuing Options immediately upon (i) any termination of this Agreement by the Company without Cause, or (ii) a Change in Control. For purposes of this Agreement, the term "Change in Control" shall have the definition set forth in Exhibit A attached hereto.

      B. Notwithstanding anything to the contrary in any option plan or agreement pursuant to which Consultant has been granted stock options, if this Agreement is terminated by Consultant, or terminated for Cause by the Company, then (i) the provisions of subparagraph A2 and A3 above shall not apply, and (ii) Consultant shall forfeit the Continuing Options retroactive to the date of this Agreement.

5. Office Services. During the Term, Consultant shall be provided with suitable office space and appropriate secretarial and administrative assistance at the Company's expense.

6. Expenses. The Company will reimburse Consultant for reasonable travel and other expenses approved in advance by the Company and incurred in connection with the services provided by Consultant pursuant to this Agreement, provided that Consultant provides appropriate documentation to substantiate such expenses.

7. Confidentiality. "Confidential Information" means all information, knowledge and data relating to the business of the Company that is not otherwise in the public domain. "Confidential Information" includes, but is not limited to, trade secrets; financial information; manufacturing costs; pricing formulas; internal and external marketing plans, strategies and studies; new product plans; product manufacturing methods; inventory control methods; research and development techniques and activities; selling strategies and/or methods; lists of existing or potential vendors, suppliers, customers and advertisers; compilations and other materials developed by or on behalf of the Company (whether in written, graphic, audiovisual, electronic or other media, including computer software). "Confidential Information" shall further mean information, knowledge and data of any third party doing business with the Company, actively or prospectively, which such third party identifies as being confidential. "Confidential

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Information" does not include any information, knowledge or data that is in the public domain or otherwise publicly available (other than as a result of a wrongful act by Consultant or Consultant's agent, or anyone else). Consultant agrees that he will not, during the Term or at any time thereafter, divulge to any person, directly or indirectly, any Confidential Information, except to the Company or its officers and agents, or as reasonably required in connection with his provision of consulting services to the Company, or with the prior written consent of the Company, or as required by law. Consultant further agrees not to use such Confidential Information, except on behalf of the Company or in furtherance of the Company's interests.

8. Return of Company Property. Consultant agrees that if his consulting relationship with the Company is terminated for any reason, he will return all Company property, including but not limited to, records, papers and computer data and any copies thereof immediately upon such termination. Consultant acknowledges that all such papers, records, computer data and copies thereof are and remain the property of the Company.

9. Termination. This Agreement may be terminated (i) by either party, without Cause, upon 10 days' written notice or (ii) immediately by the Company for Cause. For purposes of this Agreement, "Cause" shall mean (a) Consultant's conviction of, or plea of guilty or nolo contendere to, a felony or any misdemeanor involving moral turpitude; (b) a determination by the Company's Special Committee, in its sole discretion, that Consultant has failed to fulfill his obligations under the parties' Settlement Agreement, dated April 27, 2004; (c) the failure by Consultant to perform his duties and obligations under this Agreement in any material respect; or (d) Consultant's willful misconduct or violation of the law in connection with his engagement; provided however, that with respect to clauses (b) and (c) above, the Company shall have provided Consultant written notice of the facts and circumstances constituting such Cause and Consultant shall have failed to cure such Cause within ten (10) days of such notice, unless such facts and circumstances constituting Cause are incurable, in which case no notice prior to termination shall be required. Upon the termination of this Agreement for any reason, Consultant shall be entitled to any earned but unpaid compensation set forth in Section 3 hereof, but shall not be entitled to any further compensation for the remainder of the Term.

10. Severability. If any provision of this Agreement is found to be unenforceable in whole or in part, it shall be construed or limited in such a way as to make it enforceable, consistent with the intentions of the parties. If such construction or limitation is not possible, the unenforceable provision will be stricken, and the remaining provisions of this Agreement will remain valid and enforceable.

11. No Employment Relationship. Nothing in this Agreement shall be construed to create an employment or agency relationship, partnership or joint venture between the parties. Consultant is an independent contractor and shall have no authority to bind or represent the Company. Except as otherwise provided herein, Consultant shall not be entitled to participate in and/or receive any benefits which may be offered to the Company's employees from time to time. Consultant shall be responsible for the payment of any and all taxes and withholding obligations associated with the consulting fees paid to him hereunder.

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12. Successors. The Agreement shall apply to, and inure to the benefit of, the predecessors, successors, and assigns of the Company.

13. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, and commitments between the Parties with respect to the subject matter hereof. No provision of this Agreement may be terminated, modified, or waived, by course of dealing or otherwise, unless such termination, modification, or waiver is set forth in a written agreement referencing this Agreement and executed by the Consultant and the Chief Executive Officer of the Company.

14. No Waiver. Failure to insist upon Strict compliance with any of the terms, covenants or conditions contained in this Agreement shall not operate as a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more time be deemed a waiver or relinquishment of such right or power at any other time.

15. Governing Law; Choice of Forum; Jury Waiver. This Agreement and any claim related directly or indirectly to this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. All disputes arising out of or relating to this Agreement or its breach shall be resolved in the courts located within the State of Delaware, New Castle County, and Consultant and the Company hereby submit exclusively to the jurisdiction and venue of those Delaware courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT.

                        [SIGNATURES APPEAR ON NEXT PAGE]

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      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                            HOLLINGER INTERNATIONAL INC.

                                            By: /s/ Robert T. Smith
                                                ---------------------------
                                            Name:  Robert T. Smith
                                            Title: Treasurer

                                            CONSULTANT

                                            /s/ Peter Y. Atkinson
                                            -------------------------------
                                            Peter Y. Atkinson

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                                    EXHIBIT A

                        DEFINITION OF "CHANGE IN CONTROL"

A "Change in Control" shall be deemed to have occurred if:

            (a) Change in Ownership. Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, (i) the Company or any subsidiary of the Company or (ii) any employee benefit plan of the Company or of any subsidiary of the Company or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

            (b) Change in Board. During any twenty-four (24) consecutive months, individuals who at the beginning of such twenty-four (24)-month period constitute the Board of Directors of the Company and any new directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of a Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new directors being referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; or

            (c) Business Combination. Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Company, all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

            (d) Liquidation. Consummation of a complete liquidation or dissolution of the Company.